Registration No. 333-129860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

91-1815009

(IRS Employer Identification Number)

1101 S. Boone Street
Aberdeen, Washington 98520-5244
(360) 533-8870

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Douglas N. Biddle

Executive Vice President and Chief Financial Officer
Pacific Financial Corporation
1101 S. Boone Street
Aberdeen, Washington 98520-5244
Telephone (360) 533-8870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Mary Ann Frantz
David G. Post
Miller Nash LLP
111 S.W. Fifth Avenue, Suite 3400
Portland, Oregon 97204
(503) 224-5858

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock, par value $1.00 per share, of Pacific Financial Corporation registered pursuant hereto for issuance under the Pacific Financial Corporation Dividend Reinvestment Plan is 1,000,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued, and the Registration Statement is terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, state of Washington, on March 25, 2015.

PACIFIC FINANCIAL CORPORATION

By	/s/ Douglas N Biddle.
Douglas N. Biddle
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 25, 2015.

Signature	Title

Principal Executive Officer:

*DENNIS A. LONG	President, Chief Executive Officer, and Director

Principal Financial and Accounting Officer:

/s/ Douglas N. Biddle	Executive Vice President and
Douglas N. Biddle	Chief Financial Officer

A majority of the Board of Directors:

*GARY C. FORCUM	Director (Chairman of the Board)
*SUSAN C. FREESE	Director
*EDWIN KETEL	Director
*DENNIS A. LONG	Director
*DENISE PORTMANN	Director
*RANDY W. ROGNLIN	Director
*RANDY RUST	Director
*DOUGLAS M. SCHERMER	Director

*By:	/s/ Denise Portmann
Denise Portmann, as attorney-in-fact

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